Exhibit 99.7

October 17, 2024

Premium Nickel Engages Altitude Capital Partners

Toronto, Ontario—(Newsfile Corp. - October 17, 2024) - Premium Nickel Resources Ltd. (TSXV: PNRL) (“PNRL” or the “Company”) is pleased to announce that the Company has entered into an advisory agreement with Altitude Capital Partners Inc. (“Altitude”) to support the Company with capital markets strategy and analysis of funding. This engagement aims to enhance the Company’s market presence as the Company advances its past-producing copper-nickel-cobalt-platinum group element (“Ni-Cu-Co-PGE”) sulphide Selebi and Selkirk mines in Botswana.

Altitude is a capital markets advisory firm based in Toronto, Ontario which is led by Michael Wekerle where he currently serves as Managing Partner. Altitude works in cooperation with ECM Capital Advisors Inc. (“ECM”), directed by Managing Partner, Eugene “Gene” McBurney. Mr. Wekerle has an extensive career in capital markets. Early in his career he joined First Marathon and quickly rose up to become the head trader for the firm, where he was a key player in Roger’s takeover of McLean Hunter in 1994. He then joined GMP (Griffiths McBurney and Partners) as Vice Chairman of trading, where he was involved with the 1997 initial public offering of Research in Motion (RIM). In 2012, he formed his own firm, Difference Capital where he invested in companies such as Thunderbird Films, Vision Critical, Appinions and HootSuite. Mr. Wekerle is well known for the four seasons (seasons 9 through 12) that he was an investor on the Canadian television show, Dragon’s Den. Mr. McBurney, B.A., M.A., LL.B., LL.D., has over 25 years of international investment banking experience and is an established advisor in the global mining sector. He has a notable history of leading landmark transactions in the natural resources sector, demonstrating his capability to deliver strategic outcomes for his clients.

Keith Morrison, PNRL CEO and Director, commented: “Michael and his team at Altitude, bring a known track record of working with earlier stage resource companies, and continuing to support them through complex market conditions. Our team is eager to work with them and help bring the benefits from their career’s experience to PNRL.”

When asked about working with PNRL, Michael Wekerle of Altitude Capital commented: “I’m really looking forward to working with the Premium Nickel team and navigating through this bull market. Premium Nickel presents a significant opportunity due to the global shift toward electrification and renewable energy particularly given the polymetallic nature of the deposits. Copper plays an essential role in the global transition to clean energy. As the world moves away from fossil fuels, the need for sustainable and reliable copper and nickel sources becomes essential. Premium Nickel’s projects offer not only access to high-quality copper-nickel-cobalt-PGE deposits but also an opportunity to be at the forefront of responsible mining practices in Africa. This combination of rising demand and the focus on sustainable best practices, positions the Company as a major player in the energy and materials landscape, making it an ideal opportunity for investors and stakeholders.”

Gene McBurney commented: “Bahamas-based ECM Advisors brings decades of experience and a track record of success in the resource and mining sectors to support Premium Nickel’s team as they reboot their Botswana copper-nickel-cobalt-PGE mines. Our expertise in navigating complex financial landscapes and our commitment to sustainable growth align perfectly with PNRL’s vision for these mines. We’re excited to leverage our knowledge to help revitalize one of Africa’s key nickel assets, creating value not only for stakeholders but for the communities and industries that depend on these resources.”

Altitude has been engaged for a term of five years, commencing as of October 1, 2024. The services to be rendered by Altitude include providing the Company with capital markets advice, analysis of strategic opportunities, reviewing capital requirements and capital markets opportunities for the Company as well as general market making advice and services. Pursuant to the terms of the engagement, the Company will pay Altitude monthly fees of CAD $17,000 and the Company has agreed to grant, in consideration of Altitude’s services, 1,200,000 options pursuant to the Company’s option plan. The options will have an exercise price of CAD $1.25 per common share for a period of five years from the date of grant and vest in equal monthly tranches of 100,000 options commencing October 15, 2024 until the earlier of September 15, 2025 and the date the engagement is terminated. Support provided by ECM will be provided pursuant to the Company’s engagement with Altitude; no separate agreement has been entered into with ECM. The Company is at arms-length from Altitude, ECM and their principals. In addition to the options to be granted to Altitude by the Company in connection with the engagement as outlined above, Altitude and ECM have advised the Company that (i) as of the effective date of the engagement and as of the date hereof, they and their principals own, directly or indirectly, an aggregate of 1,169,500 common shares of the Company and no other securities of the Company or right or intent to acquire such interest, and (ii) they and their principals may from time to time acquire and dispose of common shares or other securities of the Company.

About Premium Nickel Resources Ltd.

PNRL is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PNRL is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PNRL’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

Keith Morrison

Director and Chief Executive Officer

Premium Nickel Resources Ltd.

For further information about Premium Nickel Resources Ltd., please contact:

Jaclyn Ruptash

Vice President, Communications and Government and Investor Relations

+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to: the expected impact and benefits of the engagement of Altitude (in partnership with ECM); the term length of engagement of Altitude; the global trend towards electrification and renewable energy; the significance of copper and nickel sources and the demand relating to energy and metals; and the objectives, goals and future plans of the Company, including the proposed advancement of the Selebi and Selkirk projects. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under PNRL’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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